UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 8, 2009

MOTORS LIQUIDATION COMPANY

(Exact Name of Registrant as Specified in its Charter)

1-43	DELAWARE	38-0572515
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 2.01	Completion of Acquisition or Disposition of Assets

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On July 10, 2009, Motors Liquidation Company, formerly known as General Motors Corporation (“Motors Liquidation”), and its direct and indirect subsidiaries Saturn LLC (“Saturn LLC”), Saturn Distribution Corporation (“Saturn Distribution”) and Chevrolet-Saturn of Harlem, Inc. (“Harlem”, and collectively with Motors Liquidation, Saturn LLC and Saturn Distribution, the “Sellers”), completed the sale of substantially all of their assets to General Motors Company, formerly known as NGMCO, Inc. (“New GM”), which was formed by the United States Department of the Treasury and was the successor to Vehicle Acquisition Holdings LLC. The sale was consummated pursuant to the Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009, as amended (the “Purchase Agreement”), between Sellers and New GM. The Purchase Agreement was entered into in connection with the Sellers’ filing of voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), and was completed pursuant to Section 363(b) of the Bankruptcy Code (the “363 Sale”) and the Bankruptcy Court’s sale order dated July 5, 2009. In connection with the 363 Sale, General Motors Corporation changed its name to Motors Liquidation Company.

In connection with the closing of the 363 Sale and pursuant to the Purchase Agreement, the purchase price paid by New GM to Motors Liquidation equaled the sum of (i) a credit bid in an amount equal to the aggregate of (A) $19,760,624,198 of principal amount of debt under Motors Liquidation’s existing credit agreement with the U.S. Treasury (the “UST Loan”), plus $1,172,811,274 of principal amount of notes issued as additional compensation for the UST Loan, plus, in each case, interest on such debt owed as of the closing date of the 363 Sale (the “Closing Date”) by Motors Liquidation and its subsidiaries, and (B) $33,300,000,000 of principal amount of debt under Motors Liquidation’s debtor-in-possession financing facility (the “DIP Facility”), plus $2,221,110,000 of principal amount of notes issued as additional compensation for the DIP Facility, plus, in each case, interest thereon owed as of the Closing Date by Motors Liquidation and its subsidiaries, less $8,247,488,605 of principal amount of debt owed under the DIP Facility, (ii) U.S. Treasury’s return of the warrants previously issued to the U.S. Treasury by Motors Liquidation, (iii) the issuance by New GM to Motors Liquidation of (a) 50,000,000 shares (10%) of New GM’s common stock and (b) warrants to acquire newly issued shares of New GM common stock initially exercisable for a total of 90,909,090 shares of New GM’s common stock (15% of New GM’s common stock on a fully diluted basis) on the respective terms specified therein, and (iv) the assumption by New GM or its designated subsidiaries of certain specified liabilities of Motors Liquidation and certain of its subsidiaries (including $7,072,488,605 of debt owed under the DIP Facility). In the event that the estimated aggregate general unsecured claims against the Sellers, as determined by the Bankruptcy Court upon the request of Motors Liquidation, exceeds $35 billion, New GM is required to issue, as an adjustment to the purchase price, up to approximately an additional 2% of its common stock (the “Adjustment Shares”) to Motors Liquidation, based on the extent to which such claims exceed $35 billion, with the full amount of the Adjustment Shares being payable if such excess amount is greater than or equal to $7 billion. In connection with the closing of the 363 Sale and pursuant to Sections 363(b) and 365 of the Bankruptcy Code, (i) the Sellers sold to New GM substantially all of the assets of the Sellers (other than certain specified assets, including certain real property, Motors Liquidation’s equity interests in certain of Motors Liquidation’s subsidiaries, and certain of Motors Liquidation’s contractual obligations) and (ii) New GM assumed certain specified liabilities of the Sellers.

At the closing of the 363 Sale, on July 10, 2009, the Sellers and New GM entered into a Transition Services Agreement, pursuant to which, among other things, New GM will provide the Sellers with certain transition services and support functions reasonably required by the Sellers in connection their operation and ultimate liquidation in bankruptcy. The Sellers are required to pay the applicable usage fees specified with respect to various types of services under the Transition Services Agreement. The obligation to provide services under the Transition Services Agreement will terminate on the applicable dates specified in the agreement with respect to each such service (the latest such date being December 31, 2013). The Transition Services Agreement dated as of July 10, 2009 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. In connection with the closing of the 363 Sale, Motors Liquidation also entered into a Master Lease Agreement dated as of July 10, 2009 with New GM. Under the Master Lease Agreement, which is contemplated as being a triple net lease, certain facilities of Motors Liquidation are leased to New GM for a term commencing on the closing date and terminating upon the earlier of (i) 30 days after written notice of termination from New GM with respect to any facility or (ii) certain outside dates (not later than December 31, 2013) specified with respect to each facility. The Master Lease is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

In connection with the closing, on July 10, 2009, Motors Liquidation entered into a definitive financing agreement with the U.S. Treasury restructuring and amending and restating $1,175,000,000 of principal amount of debt incurred under the DIP Facility (as restructured, amended and restated, the “Wind Down Facility”). The Wind Down Facility is non-recourse to Motors Liquidation and its subsidiaries and; interest thereunder accrues at either the prime rate plus 200 basis points or LIBOR plus 300 basis points, per annum, and is payable in-kind. The obligations thereunder are secured by substantially all assets of Motors Liquidation and the guarantors (other than the newly issued New GM common stock and New GM warrants received by Motors Liquidation from New GM in connection with the 363 Sale and certain other assets that were excluded from the assets constituting collateral). A copy of the Wind Down Facility is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

At the closing of the 363 Sale, the U.S. Treasury, New GM, Motors Liquidation, the UAW Retiree Medical Benefits Trust (the “New VEBA”) and 7176384 Canada Inc. entered into an equity registration rights agreement (the “Equity Registration Rights Agreement”) with respect to (i) the shares of New GM common stock held by each of them, (ii) in the case of Motors Liquidation and the New VEBA, the warrants held by each of them and (iii) in the case of the U.S. Treasury, the New VEBA and 7176384 Canada Inc., the shares of New GM’s Series A Fixed Rate Cumulative Perpetual Preferred Stock held by each of them. Under the Equity Registration Rights Agreement, Motors Liquidation may require New GM to register on a registration statement under the Securities Act and effect underwritten offerings of all or any portion of its securities that are subject to the Equity Registration Rights Agreement, subject to certain limitations and requirements relating to, among other things, the number, timing and minimum size of the registration or offering. These rights are also subject to the ability of New GM to defer or suspend a demand registration or the effectiveness or use of any registration statement under certain circumstances. Motors Liquidation may also participate in offerings of equity securities by New GM and any other stockholder of New GM subject to certain exceptions and market cut-backs. In the event of an underwritten equity offering by New GM (whether primary or secondary), Motors Liquidation is subject generally to a 60-day holdback period during which Motors Liquidation is prohibited from offering, selling, contracting to sell or otherwise disposing of any New GM common stock, warrants or any securities convertible into or exchangeable or exercisable for New GM common stock. These holdbacks shall not exceed 120 days in any 12-month period. The rights of Motors Liquidation are transferable to any assignee who agrees to become bound by the terms of the agreement, except that Motors Liquidation’s rights under the Equity Registration Rights Agreement may not be assigned in connection with a distribution of New GM common stock or warrants under a confirmed plan of reorganization or liquidation (except for a distribution to a liquidating trust or other successor in interest). A copy of the Equity Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2009, in connection with the closing of the 363 Sale, the board of directors of Motors Liquidation removed each of the officers of Motors Liquidation from all positions he or she held as an officer, in each case effective immediately after the closing of the 363 Sale. Albert Koch was elected as President and Chief Executive Officer and James Selzer was elected as Vice President and Treasurer, among other individuals who were elected as officers of Motors Liquidation, in each case effective immediately after the closing of the 363 Sale. Messrs. Koch and Selzer, as well as the other individuals elected as officers of Motors Liquidation are representatives of APServices LLC (“APS”) and officers and employees of AlixPartners, LLP (“AlixPartners”), an affiliate of APS. In connection with its chapter 11 proceedings, Motors Liquidation engaged APS pursuant to an engagement letter dated as of May 29, 2009 to provide the services of certain temporary employees and to assist in the restructuring of the company. Such officers, including Messrs. Koch and Selzer, will not receive compensation directly from Motors Liquidation or participate in any benefit plans of the company. However, pursuant to the Engagement Letter, Motors Liquidation is required to pay APS fees for the services of Messrs. Koch and Selzer at $835 and $555 per hour respectively. In addition, APS is entitled to fees at specified hourly rates for the services of other officers and temporary staff that it supplies to the Motors Liquidation. Under the terms of the Engagement Letter, Motor Liquidation is required to indemnify APS, its affiliates and their respective officers and employees, including Messrs. Koch and Mr. Selzer, to the fullest extent permitted by law with respect to their services as officers of the company, and has caused Messrs. Koch and Selzer, among others, to be covered by its directors and officers insurance.

The scope of APS’ services pursuant to the Engagement Letter includes assisting in the negotiation and completion of the 363 Sale, overseeing the administration of Motors Liquidation’s chapter 11 proceedings and seeking to monetize assets, settle and administer claims as soon as practicable, among other things. Pursuant to the terms of the Engagement Letter, APS is entitled to receive, in addition to other amounts, a $13 million success fee in connection with the successful completion of the 363 Sale, $6.5 million of which is payable at closing and the remaining $6.5 million of which is payable on the first anniversary of the closing. APS may also receive a discretionary fee in an amount to be determined at the sole discretion of Motors Liquidation if its chapter 11 proceedings “(i) yield extraordinarily positive results and (ii) demonstrate that APS added significant value in achieving the consummation of the 363 Sale and the presentation of a plan of liquidation”. A modification of certain financial terms of the Engagement Letter is under discussion among Motors Liquidation, its lenders, the unsecured creditors’ committee in its chapter 11 proceedings and APS, which modification would be subject to the approval of the Bankruptcy Court.

Mr. Koch is Vice Chairman and Managing Director of AlixPartners, having previously served as its Chief Operating Officer. Mr. Koch is a certified public accountant and was a partner of Ernst & Young prior to joining AlixPartners. Mr. Koch is also a Certified Turnaround Professional and a Fellow of the American College of Bankruptcy. Mr. Koch has led a wide range of AlixPartners engagements, having served in the past as President and CEO of Handleman Company, Polar Corporation and Champion Enterprises, and as Chief Financial Officer of Kmart Corporation and Oxford Health Plans. Mr. Selzer is a Director in the Corporate Turnaround and Restructuring practice of AlixPartners and has more than 20 years of experience in developing and implementing operational and financial strategies for companies in crisis situations. Mr. Selzer is a certified public accountant and his experience includes Chief Executive Officer and Chief Financing Officer positions, as well as leading acquisitions and divestitures of several business entities as part of restructurings and wind-downs. Prior to joining AlixPartners, Mr. Selzer served as Chief Executive Officer of a prime aerospace supplier and Chief Financial Officer in the high technology and manufacturing and distribution industries. There are no family relationships between either of Messrs. Koch and Selzer and any director or executive officer of Motors Liquidation.

As reported in the current report on Form 8-K filed by Motors Liquidation on July 10, 2009, four directors resigned on July 6, one resigned on July 7 and one director resigned on July 8. Each of these resignations was effective immediately. In addition, in connection with the closing of the 363 Sale, Frederick A. Henderson, Erroll B. Davis, Jr., Philip A. Laskawy, and E. Neville Isdell tendered their resignations as directors of Motors Liquidation on July 8, 2009 and each of Kent Kresa and Kathryn V. Marinello tendered their resignations as directors of Motors Liquidation on July 9, 2009. Each of these resignations was effective immediately following the closing of the 363 Sale. None of the resignations of any of the directors was due to any disagreement with Motors Liquidation.

On July 8, 2009, Motors Liquidation elected Stephen Case, James Holden and Alan Johnson as directors of Motors Liquidation, effective immediately after the closing of the 363 Sale. In addition, on July 10, 2009, Alan M. Jacobs and Wendell Adair were elected as directors of Motors Liquidation. The annual retainer payable to Motors Liquidation’s directors, for service after the closing of the 363 Sale, is $50,000 per year and the per meeting fee payable to Motors Liquidation’s directors, for each meeting after the closing of the 363 Sale, is $3,000.

G. Richard Wagoner, Jr., former Chief Executive Officer and Chairman of the Board of Motors Liquidation, will retire effective August 1, 2009. On July 8, 2009, Mr. Wagoner and Motors Liquidation entered into an agreement (the “Retirement Agreement”) setting forth the terms of Mr. Wagoner’s pension benefits pursuant to the terms of the Salaried Retirement Program (SRP) and the Executive Retirement Plan (ERP), which is attached hereto as Exhibit 10.5 and incorporated herein by reference. The Retirement Agreement provides that subject to plan terms, Mr. Wagoner will be entitled to retirement benefits under the SRP based on 32 years of service as of August 1, 2009, in the annual amount of $74,030 for his lifetime, and benefits under the ERP in the annual amount of $1,636,105 for five years (an amount reduced consistent with the ERP reductions implemented for current Motors Liquidation retirees).

Mr. Wagoner will continue to receive Personal Umbrella Liability Insurance coverage in retirement at a level consistent with other retired Motors Liquidation executives until January 1, 2010. He will also receive an existing life insurance policy, which the Corporation has maintained for his benefit since January 1, 1997, or its cash value, currently $2,570,219. Motors Liquidation will not pay additional premiums on the policy. The Retirement Agreement was assigned to New GM in connection with the 363 Sale.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 9, 2009, the Restated Certificate of Incorporation of Motors Liquidation was amended to change the name of Motors Liquidation from “General Motors Corporation” to “Motors Liquidation Company.”

On July 14, 2009, the Bylaws of Motors Liquidation were amended and restated in their entirety to effectuate a number of changes in connection with the sale of substantially all of the assets of Motors Liquidation pursuant to the 363 Sale. The amended and restated bylaws provide that the board of directors of Motors Liquidation will consist of five directors, with three directors being nominated by a required majority of lenders under the Wind Down Facility and two directors being nominated by the unsecured creditors committee in the company’s chapter 11 proceedings. Such provisions of the bylaws, which address the composition of the board, may be amended only by unanimous action of the board (or with respect to the period after the effective date of a plan of liquidation for the company, pursuant to a determination of the Bankruptcy Court). Among other changes, the amended and restated bylaws also omit references to standing committees of the board of directors. A marked copy of the Bylaws of Motors Liquidation reflecting all changes is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01	Other Events

Pursuant to a no-action letter received from the Securities and Exchange Commission (the “Commission”), during the pendency of the bankruptcy proceedings, Motors Liquidation does not plan to file periodic reports on Forms 10-K and 10-Q. Motors Liquidation expects to file with the Commission copies of all of the financial reports that are required to be filed with the Bankruptcy Court and the United States Trustee under the cover of a current report on Form 8-K within four business days after such reports are so filed. Motors Liquidation also expects to file under cover of a current report on Form 8-K such reports as may be required to disclose whether any liquidation payments will be made to security holders, the amount of any liquidation payments, the amount of any expenses incurred, and any other material events relating to the liquidation. In addition, at the time the liquidation of Motors Liquidation is complete, Motors Liquidation expects to file a final report on Form 8-K. In connection with the closing of the 363 Sale, Motors Liquidation has also established a new website, www.motorsliquidation.com, for informational purposes (including with respect to certain SEC filings) and has terminated its association with the website www.gm.com.

On July 1, 2009, Motors Liquidation issued a press release reminding investors of its strong belief that there will be no value for its common stockholders in its bankruptcy liquidation process, even under the most optimistic of scenarios. On its website, www.motorsliquidation.com, Motors Liquidation has reiterated this statement, in keeping with its belief that even under the most optimistic of scenarios, there will be no recovery for common stockholders. As reported in the current report on Form 8-K filed by the company on June 3, 2009, the New York Stock exchange suspended the listing of Motors Liquidation’s common stock, which formerly traded under the ticker symbol “GM”. Subsequently, Motors Liquidation common stock was trading on the unlisted over-the-counter market under the ticker symbol “GMGMQ.pk”. On July 10, 2009 the Financial Industry Regulatory Authority halted trading in the stock in view of its belief that the trading volume represented a potential misunderstanding that such securities related to interests in New GM and pending issuance of a new symbol to reflect the change of the company’s name from “General Motors Corporation” to “Motors Liquidation Company.”

ITEM 9.01	Financial Statements and Exhibits

Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Motors Liquidation Company, dated July 9, 2009

3.2	Marked Bylaws of Motors Liquidation Company, as amended July 14, 2009

10.1	Transition Services Agreement, dated as of July 10, 2009, by and among General Motors Company (formerly known as NGMCO, Inc.), Motors Liquidation Company (formerly known as General Motors Corporation), Saturn LLC, Saturn Distribution Corporation and Chevrolet-Saturn of Harlem.

10.2	Master Lease Agreement (Excluded Manufacturing Assets), dated as of July 10, 2009, between General Motors Corporation and General Motors Company

10.3	Amended and Restated Secured Super-Priority Debtor-in-Possession Agreement, dated as of July 10, 2009, among Motors Liquidation Company (formerly known as General Motors Corporation), as borrower, certain subsidiaries of Motors Liquidation Company, as guarantors and the United States Department of the Treasury and Export Development Canada, as lenders.

10.4	Equity Registration Rights Agreement, dated as of July 10, 2009 between General Motors Company, the United States Department of the Treasury, 7176384 Canada Inc., the UAW Retiree Medical Benefits Trust and Motors Liquidation Company (formerly known as General Motors Corporation)

10.5	Retirement Agreement, dated July 8, 2009, between G. Richard Wagoner, Jr. and Motors Liquidation Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY
(Registrant)

July 14, 2009	By:	/s/ Albert A. Koch
(Date)		Albert A. Koch
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Motors Liquidation Company, dated July 9, 2009

3.2	Marked Bylaws of Motors Liquidation Company, as amended July 14, 2009

10.1	Transition Services Agreement, dated as of July 10, 2009, by and among General Motors Company (formerly known as NGMCO, Inc.), Motors Liquidation Company (formerly known as General Motors Corporation), Saturn LLC, Saturn Distribution Corporation and Chevrolet-Saturn of Harlem.

10.2	Master Lease Agreement (Excluded Manufacturing Assets), dated as of July 10, 2009, between General Motors Corporation and General Motors Company

10.3	Amended and Restated Secured Super-Priority Debtor-in-Possession Agreement, dated as of July 10, 2009, among Motors Liquidation Company (formerly known as General Motors Corporation), as borrower, certain subsidiaries of Motors Liquidation Company, as guarantors and the United States Department of the Treasury and Export Development Canada, as lenders.

10.4	Equity Registration Rights Agreement, dated as of July 10, 2009 between General Motors Company, the United States Department of the Treasury, 7176384 Canada Inc., the UAW Retiree Medical Benefits Trust and Motors Liquidation Company (formerly known as General Motors Corporation)

10.5	Retirement Agreement, dated July 8, 2009, between G. Richard Wagoner, Jr. and Motors Liquidation Company